UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northwest Pipe Company

5721 SE Columbia Way Suite 200

Vancouver WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR RELATED AUDIT REPORT OR COMPLETED REVIEW

As previously disclosed, the Audit Committee of the Board of Directors (the “Audit Committee”) of Northwest Pipe Company (the “Company”), with the assistance of independent professionals retained by the Audit Committee, has been conducting an internal investigation of certain accounting matters, including certain revenue recognition practices. In addition, at the direction of the Audit Committee, an external consulting firm was retained to assist the Company in performing certain related analyses of its accounting practices and previously issued consolidated financial statements.

The Audit Committee investigation and related accounting analyses have primarily focused on issues related to the Company’s application of the percentage-of-completion, cost-to-cost revenue recognition methodology (the “Percentage-of-Completion Method”) in its Water Transmission segment. Under generally accepted accounting principles in the United States of America, the application of the Percentage-of-Completion Method is subject to, and requires, the exercise of a significant amount of judgment in a number of areas. In the course of the Audit Committee investigation and the Company’s related accounting analyses, the Company, assisted by its external consultants, conducted a detailed analysis of the procedures and judgments applied by the Company in its historical method of applying the Percentage-of-Completion Method. The Audit Committee and the Company also engaged in extensive discussion of these matters with the Company’s independent registered public accountants and external consultants, and consulted with the Office of the Chief Accountant of the Securities and Exchange Commission. These efforts culminated in a determination by the Audit Committee and the Company that there was a material error in the Company’s historical method of applying the Percentage-of-Completion Method. Specifically, under the Company’s historical method of applying the Percentage-of-Completion Method, the cost of steel was recognized as a project cost at the time the cost was incurred, resulting in the recognition of revenue at that time. The Company has now determined that the cost of steel should not be recognized as a project cost when the cost is incurred but should be recognized as a project cost when the steel is introduced into the manufacturing process. The Company intends to restate certain of its previously issued consolidated financial statements in order to correct the error in its historical method of applying the Percentage-of-Completion Method. The Company believes that the adjustments required to correct the error will delay the recognition of certain previously reported contract costs, net sales and net income, but will have no impact on the aggregate amount of net sales or gross profit that will ultimately be realized by the Company. The adjustments will also affect certain previously reported current asset and liability balances, including inventory, cost and estimated earnings in excess of billings on uncompleted contracts (“CEEEB”), and billings in excess of costs and estimated earnings on uncompleted contracts (“BECEE”).

In the course of the Audit Committee investigation and the Company’s related analyses, the Company identified certain other accounting matters that, upon further review and analysis, have resulted in a determination by the Audit Committee and the Company that certain of the Company’s previously issued consolidated financial statements contained additional material errors and need to be restated to correct such errors. These errors relate to the allocation of certain overhead and support costs in the Water Transmission segment and the capitalization and depreciation of certain costs in the Water Transmission and Tubular Products segments.

As part of the Company’s accounting analyses, the Company conducted a detailed review of the procedures used in its method of allocating manufacturing overhead variances and support costs to Water Transmission projects. The Company engaged in extensive discussion of these matters with the Company’s independent registered public accountants and external consultants. The Company has determined that errors in its method of allocating manufacturing overhead variances and indirect support costs to projects in the Company’s Water Transmission segment, as well as errors in related assumptions and judgments, including those regarding total estimated project costs, have resulted in the material overstatement of the Company’s previously reported CEEEB balance. The Company believes that the adjustments required to correct the errors will delay the recognition of previously reported net sales and net income and decrease the previously reported CEEEB balance, but will have no impact on the aggregate amount of net sales or net income or loss that will ultimately be realized by the Company.

Historically, the Company has capitalized and depreciated the costs related to certain major maintenance and improvement activities for fixed assets in its Water Transmission and Tubular Products manufacturing facilities. The Company has conducted a detailed analysis of the economic lives and depreciation methods used by the Company for these capitalized costs and engaged in extensive discussion of these matters with the Company’s external consultants and independent registered public accountants. The Company has determined that certain equipment carrying values were overstated and that there were errors in the determination of the economic lives and residual values of certain equipment. The adjustments required to correct these errors will result in the material reduction of previously reported net income and of net property, plant and equipment balances, and an increase in previously reported accumulated depreciation, depreciation expense and cost of sales.

While the Audit Committee has concluded that restatements of certain of the Company’s previously issued consolidated financial statements will be required as described above, the Audit Committee and the Company have not yet completed the analyses required to make a reliable quantitative estimate of the timing and amounts of the impacts of each of the accounting errors identified to date and the resultant required corrective adjustments to the Company’s previously issued consolidated financial statements. However, based upon the Company’s preliminary analyses, the Company’s current preliminary estimate is that the adjustments required as a result of the restatement would reduce previously reported aggregate net income of $91,591,000 for the period from January 1, 2005 through June 30, 2009 by approximately $17,000,000 to $22,000,000. The Company also estimates that adjustments to retained earnings as of January 1, 2005, which reflect net income adjustments for prior years, would reduce previously reported retained earnings of $105,112,000 by approximately $20,000,000 to $25,000,000. The foregoing estimates reflect an effective tax rate of 35%. The Company believes that the adjustments required by the restatement will not affect the Company’s cash balances, the amounts invoiced to customers or cash receipts from customers. The Company cautions that the foregoing preliminary estimates are based on information currently available to the Company and preliminary analyses performed by the Company to date. These preliminary estimates are subject to material change as the Company develops additional information and performs more comprehensive analyses.

Based on the foregoing, the Audit Committee concluded on July 24, 2010 that the Company’s audited consolidated financial statements and related financial information for the fiscal years ended December 31, 2008, 2007 and 2006, and the related reports of the Company’s independent registered public accounting firm thereon, and the unaudited condensed consolidated financial statements for each of the quarters in the years then ended and the quarters ended March 31, 2009 and June 30, 2009, should no longer be relied upon. Similarly, related press releases, reports and shareholder communications describing the Company’s financial statements for these periods should no longer be relied upon.

The Company currently expects to present its restated consolidated financial statements and related financial information in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), the filing of which, as previously disclosed, has been delayed pending the completion of the Audit Committee investigation and related accounting analyses. The 2009 Form 10-K will include restated consolidated financial statements for the years ended December 31, 2008 and 2007, and will disclose the impact of the restatement on the quarterly financial data for each of the quarters in the year ended December 31, 2008 and the first two quarters of 2009. The Company also expects to file Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, March 31, 2010 and June 30, 2010 once the restatement process is completed. At this time, the Company is unable to predict when these filings will be made. The Company is aware that the occurrence of a restatement of previously issued financial statements to correct errors is a strong indicator that material weaknesses in internal controls over financial reporting exist. Accordingly, management is assessing the effectiveness of the Company’s internal control over financial reporting and its disclosure controls and procedures with regard to the restatement. Management will not reach a final conclusion on the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process, but expects to report in the 2009 Form 10-K the existence of one or more material weaknesses in the Company’s internal control over financial reporting relating to the restatement.

The foregoing information is based on facts obtained to date from the Audit Committee investigation and the Company’s internal reviews and analyses of the Company’s historical accounting practices and previously issued consolidated financial statements. The investigation and internal accounting analyses are ongoing, and additional information could be discovered as part of the ongoing investigation and internal analyses, or in connection with the preparation of the restated consolidated financial statements, that could result in the Company identifying additional accounting errors, requiring it to make additional adjustments, which could be material, to the Company’s previously issued consolidated financial statements.

The Audit Committee and the Company have discussed the matters described herein with the Company’s independent registered public accounting firm.

This report contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate,” “plans,” “believe,” “seek” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the completion and results of the Audit Committee’s ongoing investigation and the Company’s internal review and analyses of the Company’s historical accounting practices and previously issued consolidated financial statements, additional accounting or other issues identified in connection with the ongoing investigation and internal reviews and analyses, finalization of the restatements described above and the audit and review of such matters by the Company’s independent registered public accounting firm, negative reactions from the Company’s creditors or customers to the Company’s restatement of its financial statements, the scope and impact of the restatement of the Company’s financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, that the Company’s internal controls over financial reporting may be inadequate or have material weaknesses of which the Company is not currently aware, that the Company’s disclosure controls and procedures may not be effective, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on July 30, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice President and Chief Financial Officer